EXHIBIT 10.68
AMENDMENT
TO
THE DURIRON COMPANY, INC.
RETIREMENT COMPENSATION PLAN FOR DIRECTORS
1. Preamble. Effective January 1, 1989, Duriron Company, Inc. (“Duriron”), the predecessor of Flowserve Corporation (“Flowserve”) established the Duriron Company, Inc. Retirement Compensation Plan for Directors (the “Plan”). Subsequent to the Plan’s adoption, section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), has been enacted and has become effective with respect to the Plan. The Plan will be amended in 2006 for overall compliance with section 409A of the Code. In the interim, Question and Answer 20 of Internal Revenue Service Notice 2005-1 permits distribution of certain amounts without respect to the otherwise applicable limitations of section 409A. By this amendment, Flowserve intends to accomplish amendment of the Plan to provide for such distributions.
2. Amendment. Pursuant to Section 6 of the Plan and the delegation of the authority to amend the Plan by Flowserve’s Board of Directors to Flowserve’s Organization and Compensation Committee of the Board of Directors, the Plan is hereby amended by adding the following Section 4(g) to the Plan, to follow Section 4(f) and to precede Section 5:
     “(g) 2005 DISTRIBUTION. Notwithstanding anything to the contrary in this Plan, the entire amount credited to the Accounts/accrued benefits of former Director Robert Frazer and of current Director Diane Harris will be distributed in full to such former Director and to such current Director prior to December 31, 2005. Such distribution will be includible in the reportable taxable income of such former Director and such current Director for the taxable year 2005. This distribution is in accordance with Question and Answer 20 of Internal Revenue Service Notice 2005-1, and shall terminate the participation of such former Director and such current Director in the Plan.”
3. Effect of Amendment. Except as amended by this Amendment to The Duriron Company, Inc. Retirement Compensation Plan for Directors, the Plan, as previously amended on July 1, 1989, shall remain in full force and effect.

FLOWSERVE CORPORATION

	By:	Pension and Investment Committee

		By:	/s/ Mark A. Blinn, Member

Executed December 14, 2005

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